Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to Form F-4 to be filed on or about June 8, 2026 of our report dated May 20, 2026, relating to the individual financial statements of Mkango Rare Earths Limited (BVI), included in the Registration Statement for the year ended 31 December 2025.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP

June 8, 2026